                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        -------------------------------
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                       ---------------------------------

 EQUITABLE RESOURCES, INC.                            EQUITABLE RESOURCES
 (Exact name of registrant                              CAPITAL TRUST I
as specified in its charter)                       (Exact name of registrant
       PENNSYLVANIA                                   as specified in its
(State of incorporation or                           certificate of trust)
      organization)                                         DELAWARE
        25-0464690                                  (State of incorporation
     (I.R.S. Employer                                   or organization)
   Identification No.)                                     25-6574003
                                                        (I.R.S. Employer
                                                      Identification No.)


----------------------------                       -------------------------


420 Boulevard of the Allies
Pittsburgh, Pennsylvania                                      15219
----------------------------------                 -------------------------
(Address of Principal Executive Offices of                  (Zip Code)
Registrants)

If this Form relates to the     If this Form relates to the
registration of a class of      registration of a class of
debt securities and is          debt securities and is to
effective upon filing pursuant  become effective simultaneously to General Instruction A(c)(1), with the effectiveness of a concurrent
please check the following      registration statement under the Securities Act
box.  [ ]                       of 1933 pursuant to General Instruction A(c)(2),
                                please check the following box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class             Name of each exchange on which
to be so registered             each class is to be registered
-------------------             ------------------------------

Capital Securities              New York Stock Exchange, Inc.
(and the Guarantee with
respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                -----------------------------------------------
                               (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing preferred undivided beneficial interests in the assets of Equitable Resources Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Equitable Resources, Inc.

     For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings "Description of Capital Securities" and "Description of Guarantee" in the preliminary prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-47919 and 333-47919-
01) filed with the Securities and Exchange Commission (the "Commission") on March 13, 1998, Amendment No. 1 to the Registration Statement filed on April 14, 1998 and Amendment No. 2 to the Registration Statement filed on April 15, 1998 under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). The above mentioned descriptions contained in the Registration Statement and the preliminary prospectus are incorporated herein by reference. Definitive copies of the prospectus describing the Capital Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference herein.


ITEM 2.   EXHIBITS.

2.1       Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust dated January 7, 1998 of Equitable Resources Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

2.3 Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.4 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Capital Securities (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.5 Form of Guarantee of Equitable Resources, Inc. relating to Capital Securities (incorporated by reference to Exhibit 4.7 to the Registration Statement).

2.6 Form of Junior Subordinated Indenture between Equitable Resources, Inc. and Bankers Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2.7 Form of Capital Security (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.8       Form of Junior Subordinated Debenture (incorporated by reference to
          Exhibit 4.2 to the Registration Statement).


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: April 15, 1998


                         EQUITABLE RESOURCES CAPITAL TRUST I

                         By:  Equitable Resources, Inc.

                              /s/ Jeffrey C. Swoveland
                           -----------------------------------------------
                         Name:  Jeffrey C. Swoveland
                         Title: Vice President - Finance and Treasurer


                         EQUITABLE RESOURCES, INC.


                              /s/ Jeffrey C. Swoveland
                           -----------------------------------------------
                         Name:  Jeffrey C. Swoveland
                         Title: Vice President - Finance and Treasurer


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